Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the period ended March 31, 2010 (the “Report”) of Enter Corp. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, we, Itzhak Ayalon, the President, Chief Executive Officer, Treasurer and Director of the Registrant, and Nahman Morgenstern, the Secretary and Director of the Registrant, hereby certify, to the best of each of our knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 13, 2010

Signature:  /s/ Itzhak Ayalon

Name: Itzhak Ayalon
Title: President, Chief Executive Officer,
          Treasurer and Director
          (Principal Executive Officer
          and Principal Financial and
          Accounting Officer)

Signature:  /s/ Nahman Morgenstern

Name: Nahman Morgenstern
Title: Secretary and Director

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.